Exhibit 99.1

Mohegan Sun at Pocono Downs

Slot Machine Statistical Report

					Weighted
			Gross		Average
		Gross	Slot Hold	Pennsylvania	Number of
	Slot Handle (1)	Slot Win (2)	Percentage (3)	Slot Tax (4)	Slot Machines (5)
October-13	$213,160,499	$18,307,494	8.59%	$9,752,184	2329
November-13	210,752,195	17,744,376	8.42%	9,491,086	2334
December-13	201,943,643	16,897,656	8.37%	9,040,408	2332

Fiscal Year 2014	$625,856,337	$52,949,526	8.46%	$28,283,678

October-12	$228,493,251	$17,776,998	7.78%	$9,569,315	2331
November-12	223,189,508	18,026,952	8.08%	9,717,226	2332
December-12	228,186,187	17,792,960	7.80%	9,500,852	2332
January-13	226,471,766	17,128,930	7.56%	9,261,033	2332
February-13	229,219,194	17,355,359	7.57%	9,320,342	2332
March-13	271,525,419	20,419,380	7.52%	10,991,664	2331
April-13	259,056,434	18,585,846	7.17%	10,011,108	2332
May-13	260,025,761	19,603,520	7.54%	10,548,648	2331
June-13	255,814,720	18,410,995	7.20%	9,952,906	2331
July-13	252,217,627	18,589,821	7.37%	9,962,375	2331
August-13	254,925,569	19,183,954	7.53%	10,276,341	2332
September-13	207,969,647	17,252,892	8.30%	9,308,538	2331

Fiscal Year 2013	$2,897,095,083	$220,127,607	7.60%	$118,420,348

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Wagers.”
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Gross Terminal Revenue.”
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Pennsylvania Slot Tax” is defined as the portion of gross slot win that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of gross slot win.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.